UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

XTERA COMMUNICATIONS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37617	38-3394611
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 W. Bethany Drive, Suite 100 Allen, Texas		75013
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 649-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2016, Xtera Communications, Inc. (the “Company”) and its subsidiaries party to the Credit Agreement (as defined below), Azea Networks, Inc., Neovus, Inc. and Xtera Asia Holdings, LLC (collectively, the “Borrowers”), entered into a Limited Waiver and Fifth Amendment to Loan Agreement (the “PWB Amendment”), by and among the Borrowers and Pacific Western Bank (as successor in interest by merger to Square 1 Bank), which amends the Loan and Security Agreement (as amended, the “Credit Agreement”) dated January 16, 2015. In addition, also on June 30, 2016, the Company entered into a Limited Waiver and Ninth Amendment of Venture Loan and Security Agreement (the “Horizon Amendment”), by and between the Company and Horizon Technology Finance Corporation (as amended, the “Loan Agreement”), dated May 10, 2011. The PWB Amendment and Horizon Amendment each provide that the failure to deliver certain draft documentation on or before June 30, 2016 shall not constitute an event of default. The Company remains in ongoing discussions regarding the restructuring of its credit agreements.

Except as modified by the PWB Amendment, the remaining terms of the Credit Agreement remain in full force and effect.  The PWB Amendment is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. The foregoing description of the PWB Amendment is a summary and is qualified in its entirety by the terms of the PWB Amendment. Except as modified by the Horizon Amendment, the remaining terms of the Loan Agreement remain in full force and effect.  The Horizon Amendment is filed as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference. The foregoing description of the Horizon Amendment is a summary and is qualified in its entirety by the terms of the Horizon Amendment.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibit Number	Description
Exhibit 10.1*	Limited Waiver and Fifth Amendment to Loan Agreement dated June 30, 2016 by and among Pacific Western Bank, the Company, Azea Networks, Inc., Neovus, Inc. and Xtera Asia Holdings, LLC.
Exhibit 10.2*	Limited Waiver and Ninth Amendment of Venture Loan and Security Agreement, dated as of June 30, 2016, by and between the Company and Horizon Technology Finance Corporation.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XTERA COMMUNICATIONS, INC.

Date: July 7, 2016	By:	/s/ Joseph R. Chinnici
Joseph R. Chinnici
Chief Financial Officer and Secretary